Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 16, 2010, relating to the consolidated financial statements and financial statement schedule of TrueBlue, Inc. and the effectiveness of TrueBlue, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of TrueBlue, Inc. for the fiscal year ended December 25, 2009.

/s/ Deloitte & Touche LLP

Seattle, Washington

June 25, 2010